SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:		December 15, 2013
Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                 (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events

Omagine, Inc. (the "Company") wishes to continue to provide the Company’s shareholders with maximum visibility into the process currently underway which management believes will soon culminate in the signing by Omagine LLC and the Government of Oman of a Development Agreement (“DA”) for the Omagine Project.

Below is a verbatim transcript of the letter the Company’s president, Mr. Frank J. Drohan, wrote to His Excellency Ahmed Al-Mehrizi, the Minister of Tourism, on Sunday, December 15, 2013.

________________________________

December 15, 2013

By:         Email:  mot@omantourism.gov.om, and
Federal Express

H.E. Ahmed bin Nasser Al-Mahrizi
Minister of Tourism
P.O. Box 200
115 Madinat Al-Sultan Qaboos
Muscat, Sultanate of Oman

Your Excellency:

Thank you so much for the time you spent with me at our recent meeting on December 9, 2013 at the Ministry of Tourism (“MOT”).

It was a very fruitful meeting and I am pleased that we were able to have a detailed discussion about the Omagine Project and that we definitively resolved several issues raised in Dr. Saleh Al Shoaibi’s letter to us of October 23, 2013 (the “Final Letter”).

This letter is to confirm our agreement reached at our meeting with respect to those issues in the Final Letter.   Specifically you and I agreed on the following:

1)
The transformation of Omagine LLC into a joint-stock company (Omagine SAOC) will occur after the Omagine Development Agreement (“DA”) is signed by Omagine LLC and the MOT as currently specified in the DA, and

2)
The usufruct agreement will cover the entire Omagine Site – not portions of it – as indicated in the Final Letter. Furthermore, pursuant to the provisions of the Development Control Plan Framework (“DCPF”) the usufruct agreement will be signed at the same time as the DA is signed and we will make the appropriate changes to the DA to reflect this, and

3)
The Final Letter asks for an “initial environmental approval on the Project and the filling up area” (the “Initial Approval”). We agreed that we would follow the provisions of the DCPF for environmental approvals and that this Initial Approval was not now required before the DA was signed. Furthermore we agreed that we would have the following words in Schedule 1 to the DA:

“The dimensions and location of the Sea Area are indicatively shown in the drawing below and the Ministry of Tourism (“MOT”) hereby agrees and consents to the final dimensions and location of the Sea Area, provided that, the Project Company receives the prior written approval for such final dimensions and location from the Ministry of Environment and Climate Affairs.

Subject always to this Development Agreement and the Law the Project Company shall have no claim or right of action against the MOT in the event that the Ministry of Environment and Climate Affairs does not approve the dimensions and location of the Sea Area as contemplated by this Development Agreement as stated below in this Part C of Schedule 1.“, and

4.
We are presently updating the Feasibility Study originally delivered to MOT in March 2006 (the “Original Feasibility Study”) and our financial and real estate consultant – BNP Paribas -  has been commissioned by us to undertake another up-to-date feasibility study immediately after the DA is signed. It’s really not very relevant now since the Omagine Project is even more feasible today than when MOT approved the Original Feasibility Study in 2006 and the BNP Paribas Real Estate Division will be doing a new independent feasibility study for their use and ours immediately after the DA is signed.

As agreed, we will be submitting our formal response letter (and all deliverables) to MOT within the next week or so and we look forward to meeting with you and the MOT staff (the “Final Meeting”) to finalize all matters as soon as possible after your return to Oman on January 6, 2014.

It appears to us and our attorneys Your Excellency, that all matters have now been resolved and we may move forward and sign the DA any time after your return. I am very thankful for your agreement to attend the Final Meeting Your Excellency, as your presence will facilitate the resolution of any incidental matter we are unaware of  – if any -  that could arise at the Final Meeting.

We look forward to beginning the development of Omagine in Oman.

Thank you again, Your Excellency, for your leadership in these very important matters regarding this landmark project for Oman. I look forward to meeting and concluding with you very soon.

Yours Sincerely,

/s/ Frank J. Drohan

Frank J. Drohan
Managing Director

cc:           H.E. Nas’r Bin Hamood Bin Ahmed Al-Kindi
By:           Email:  nhaalkindi@rca.gov.om

Mr. Suleiman bin Mohammed Al-Yahyai – Royal Court Affairs
By:           Email:  smhyahyai@rca.gov.om

Mr. Sean Angle – DLA Piper
By:           Email:  sangle@dlapiper.com

________________________________

About Omagine, Inc., Omagine LLC and the Omagine Project

Omagine, Inc., through its 60% owned subsidiary Omagine LLC is focused on designing and developing the Omagine Project in the Sultanate of Oman, as well as other real-estate, entertainment and hospitality development opportunities in the Middle East and North Africa. The shareholders of Omagine LLC are (i) Omagine, Inc. (60%); Royal Court Affairs representing His Majesty the Sultan of Oman (25%); and Consolidated Contractors International Company, SAL, (15%). The Omagine Project is expected to cost approximately $2.5 billion U.S. Dollars to design and build and the project is expected to generate very substantial positive cash flow for its shareholders.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Development Agreement will be signed by Omagine LLC and the Government - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with Omagine LLC’s ongoing efforts (as described in our previous SEC  Reports) to sign the Development Agreement with the Government of the Sultanate of Oman.

Item 9.01  Financial Statements and Exhibits

(a)           Not applicable
(b)           Not applicable
(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: December 16, 2013	By:	/s/ Frank J. Drohan
Frank J. Drohan
Chairman of the Board,
President and Chief Executive Officer